EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and to the use of our report dated June 17, 2005 on TXP Corporation (f.k.a. Texas Prototypes, Inc.) consolidated financial statements for the period ended December 31, 2005 included in the Registration Statement (Form SB-2) and related Prospectus of TXP Corporation dated December 15, 2006.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
(f.k.a. Lopez, Blevins, Bork & Associates LLP)

Houston, Texas
December 15, 2006